EXHIBIT 12

                          ADVANCED GLASSFIBER YARNS LLC
                          STATEMENT RE COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (in thousands, except ratio information)

                                   Advanced Glassfiber Yarns
                         ----------------------------------------------------              Predecessor Business
                                       Three Months Ended   Nine Months Ended   ----------------------------------------------
                        Year Ended      December 31,        September 30,                  Year Ended December 31,
                        December 31,   --------------------------------------   ----------------------------------------------
                        -------------
                           1999               1998             1998               1997              1996            1995
                        -------------  -----------------    -----------------   -----------    --------------   --------------
EARNINGS:

Income from continuing
  operations before
  income taxes              5,796            4,275            59,235             82,866           83,294             74,535

Fixed charges              37,790            9,326               898              1,076              618                457
                        ----------          -------          --------            -------         --------           -------
                           43,586           13,601            60,133             83,942           83,912             74,992
                        ==========          =======          ========            =======         ========           =======
FIXED CHARGES:
  Interest, including
   amortization of debt
   issuance costs          36,824            9,113               --                 --                --                --
                        ----------          -------          --------            -------         --------           -------
  Portion of rents
   representative of
   interest factor            966              213              898              1,076               618               457
                        ----------          -------          --------            -------         --------           -------
                           37,790            9,326              898              1,076               618               457
                        ==========          =======          ========            =======         ========           =======
RATIO OF EARNINGS
TO FIXED CHARGES             1.2x             1.5x               67x                78x              136x              164x
                        ==========          =======          ========            =======         ========           =======

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